United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 17, 2008
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MDU COMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way
Totowa, New Jersey 07512
(Address of principal executive offices including zip code)

(973) 237-9499
Registrant's telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 30, 2008, MDU Communications (USA) Inc, the wholly-owned subsidiary of MDU Communications International, Inc., (the “Company”) entered into an asset purchase agreement with CSC Holdings, Inc. for the sale of an undetermined number of video subscribers and associated telecommunications equipment in certain of its multi-dwelling unit properties in its Northeast region. The negotiated price per video subscriber was approximately $1,500. The sale and transfer of these subscribers was contingent on many outside factors including, but not limited to, termination agreements.

Simultaneous with the September 30, 2008 signing, 1,686 subscribers were transferred to CSC Holdings for proceeds of $2,529,000.  On November 5, 2008, an additional 1,803 subscribers were transferred to CSC Holdings for proceeds of $2,704,500. The Company disclosed and discussed the subscriber sale and use of proceeds in its press release dated November 17, 2008 and in its publicly announced webcast and conference call held that same day.

On December 17, 2008, an additional 2,064 subscribers were transferred to CSC Holdings for proceeds of $3,096,000. To date, the Company has received proceeds of $8,329,500 from these sales.  Additional closings may take place; however, the Company makes no representations as to the likelihood that such closings will occur, when or in what amount.

The gain realized from the closing on September 30, 2008 was recognized in the Company’s fourth fiscal quarter ended September 30, 2008 in the amount of $1,860,593. The gain realized from the November 5, 2008 and December 17, 2008 closings, of $5,118,123 collectively, will be recognized in the Company’s first fiscal quarter ending December 31, 2008.  The total gain to the Company from these sales to date has been $6,978,716.

The Company estimates that these transferred subscribers produced approximately $2.4 million in revenue and contributed $155,000 to EBITDA in fiscal 2008.   The average remaining life of the access agreements, which contractually allowed the Company to provide the video services to the properties, was less than three years.

Proceeds from these sales will be used by the Company to reduce the outstanding balance on the credit facility with FCC, LLC, d/b/a First Capital, and Full Circle Funding, LP, and may also be used for other corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Sheldon Nelson
Sheldon Nelson
Chief Executive Officer

Dated: December 19, 2008